APPENDIX A

Designated Funds

Wahed FTSE USA Shariah ETF
Roundhill Video Games ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF
Core Alternative ETF
TrueShares ESG Active Opportunities ETF
TrueShares Technology, AI & Deep Learning ETF
Roundhill Sports Betting & iGaming ETF
TrueShares Structured Outcome (July) ETF
TrueShares Structured Outcome (August) ETF
TrueShares Structured Outcome (September) ETF
TrueShares Structured Outcome (October) ETF
TrueShares Structured Outcome (November) ETF
TrueShares Structured Outcome (December) ETF
TrueShares Structured Outcome (January) ETF
TrueShares Structured Outcome (February) ETF
TrueShares Structured Outcome (March) ETF
TrueShares Structured Outcome (April) ETF
TrueShares Structured Outcome (May) ETF
TrueShares Structured Outcome (June) ETF
Swan Hedged Equity US Large Cap ETF
Horizon Kinetics Inflation Beneficiaries ETF
TrueShares Nasdaq 100 Structured Outcome (January) ETF
TrueShares Nasdaq 100 Structured Outcome (April) ETF
TrueShares Nasdaq 100 Structured Outcome (July) ETF
TrueShares Nasdaq 100 Structured Outcome (October) ETF
TrueShares Russell 2000 Structured Outcome (January) ETF
TrueShares Russell 2000 Structured Outcome (April) ETF
TrueShares Russell 2000 Structured Outcome (July) ETF
TrueShares Russell 2000 Structured Outcome (October) ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Short Term Bond ETF
Changebridge Capital Long/Short Equity ETF
Changebridge Capital Sustainable Equity ETF
TrueShares Low Volatility Equity Income ETF
Roundhill Ball Metaverse ETF
Alexis Practical Tactical ETF
Spear Alpha ETF
Alpha Intelligent – Large Cap Growth ETF
Alpha Intelligent – Large Cap Value ETF
Alpha Intelligent – Mid Cap Growth ETF
Alpha Intelligent – Mid Cap Value ETF
Alpha Intelligent – Small Cap Growth ETF
Alpha Intelligent – Small Cap Value ETF
Roundhill Cannabis ETF
Roundhill IO Digital Infrastructure ETF
Roundhill MEME ETF
Wahed Dow Jones Islamic World ETF
B.A.D. ETF
Grizzle Growth ETF
Morgan Creek-Exos Active SPAC Arbitrage ETF

RiverNorth Patriot ETF
Preferred-Plus ETF
Dividend Performers ETF
Merk Stagflation ETF
Teucrium Agricultural Strategy No K-1 ETF
STF Tactical Growth & Income ETF
STF Tactical Growth ETF
RiverNorth Enhanced Pre-Merger SPAC ETF
Horizon Kinetics Blockchain Development ETF
Roundhill Bitcoin Futures ETF
Horizon Kinetics Medical ETF
Horizon Kinetics SPAC Active ETF
Horizon Kinetics Energy and Remediation ETF
TrueShares Eagle Global Renewable Energy Income ETF
Teucrium AiLA Long-Short Agriculture Strategy ETF
Teucrium AiLA Long-Short Base Metals Strategy ETF
Roundhill BIG Tech ETF
Roundhill BIG Airlines ETF
Roundhill BIG Defense ETF
Roundhill BIG Bank ETF
Roundhill BIG Oil ETF
Roundhill BIG Railroad ETF